Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Juno Therapeutics, Inc. 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of our report dated March 18, 2015, with respect to the financial statements of Juno Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

March 18, 2015